Exhibit 99.1

NEWS RELEASE	For Immediate Release
Media Contact:
Dan Wilson
212.880.5346
dan.wilson@ogilvy.com

SIGNATURE GROUP HOLDINGS TO HOLD CONFERENCE CALL ON THE ALERIS GLOBAL RECYCLING AND SPECIFICATION ALLOYS ACQUISITION

SHERMAN OAKS, Calif. and CLEVELAND, Ohio, Oct. 20, 2014 /PRNewswire/ -- Signature Group Holdings, Inc. ("Signature" or the "Company")(OTCQX: SGGH) announces today details for its conference call regarding its acquisition of the Global Recycling and Specification Alloys ("GRSA") business of privately-held Aleris Corporation ("Aleris").

Acquisition

Announced Friday, October 17, 2014

Conference Call

Tuesday, October 21, 2014 at 8:30 a.m. Eastern

Call Participants

•	Craig Bouchard, Chairman of the Board and Chief Executive Officer of Signature
•	Kyle Ross, Executive Vice President and Chief Financial Officer of Signature
•	Jeff Crusinberry, Senior Vice President of Signature
•	Terry Hogan, newly-named President of the GRSA business, current Senior Vice President and General Manager of Aleris GRSA

Webcast Access Information

Please use this link to access the operator-assisted teleconference call:

https://cc.readytalk.com/r/l0f080tauym5&eom

This link can be accessed via desktop, smartphone, or any mobile device that is flash-enabled.

If there is any difficulty accessing the webcast, U.S. participants can dial-in for audio:

877-242-2259

International Toll Participants:

1-303-223-0120

Toll Free from Germany:

08001808920

Toll Free from the United Kingdom:

08005280707

Web replay

An audio recording of the call will be available at Signature’s website, www.signaturegroupholdings.com, within 24 hours of the call, and a transcript will be posted within 72 hours.

The news release announcing the acquisition is available in the Investor Relations section of Signature’s website.

Global Recycling and Specification Alloys

GRSA, headquartered in Cleveland, Ohio represents approximately 30% of Aleris' total revenues at $1.5 billion. In 2013, the business shipped 1.2 million tonnes of recycled aluminum.  GRSA employs approximately 1,600 people at twenty-four facilities in North America and Europe, and serves more than 300 customers worldwide. As North America and Europe's leader in third party recycling, GRSA is poised to take advantage of many positive fundamentals in the industry.  With leadership in specialty services, such as the delivery of aluminum in molten form, GRSA has the expertise and operational flexibility to grow its market share even further.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the U.S. industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of nearly $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the Company's and GRSA's businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will," “positioned,” “outlook,” and variations of these words are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company's and GRSA's expansion and business strategies; the Company's ability to satisfy the conditions to the acquisition of GRSA and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects.

Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company's ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; the Company's ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

The statements contained herein speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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